As filed with the Securities and Exchange Commission on April 4, 2014

Registration No. 333-116102

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Greenbrier Companies, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0816972
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Centerpointe Drive, Suite 200
Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

2009 Employee Stock Purchase Plan

(Full title of the plan)

William A. Furman

President and Chief Executive Officer

The Greenbrier Companies, Inc.

One Centerpointe Drive, Suite 200

Lake Oswego, Oregon 97035

(503) 684-7000

(Name, address and telephone number of agent for service)

Copy to:

Sherrill A. Corbett

Tonkon Torp LLP

1600 Pioneer Tower

888 S.W. Fifth Avenue

Portland, Oregon 97204

(503) 221-1440

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 is filed by The Greenbrier Companies, Inc., an Oregon corporation (the “Registrant”), to amend Registration Statement No. 333-116102 on Form S-8 (the “Registration Statement”), pursuant to which the Registrant registered 750,000 shares of its common stock, no par value (the “Stock”), for sale under the Registrant’s 2009 Employee Stock Purchase Plan (the “Plan”). The Plan expired on February 28, 2014. In accordance with the undertakings contained in the Registration Statement, the Registrant hereby deregisters the shares of the Stock that remained unsold under the Plan as of February 28, 2014.

[Signature pages follow]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Oswego, Oregon, on April 1, 2014.

THE GREENBRIER COMPANIES, INC.

By	/s/ William A. Furman
William A. Furman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William A. Furman his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officers:	Date:

/s/ WILLIAM A. FURMAN	April 1, 2014
William A. Furman
President, Chief Executive Officer and Director

/s/ MARK J. RITTENBAUM	April 1, 2014
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ ADRIAN J. DOWNES	April 2, 2014
Adrian J. Downes
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Directors:

/s/ GRAEME A. JACK	April 1, 2014
Graeme A. Jack

/s/ DUANE C. MCDOUGALL	April 1, 2014
Duane C. McDougall

/s/ VICTORIA MCMANUS	April 1, 2014
Victoria McManus

/s/ A. DANIEL O’NEAL, JR.	April 1, 2014
A. Daniel O’Neal, Jr.

/s/ CHARLES J. SWINDELLS	April 1, 2014
Charles J. Swindells

/s/ WENDY L. TERAMOTO	April 1, 2014
Wendy L. Teramoto

/s/ C. BRUCE WARD	April 1, 2014
C. Bruce Ward

/s/ DONALD A. WASHBURN	April 1, 2014
Donald A. Washburn

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